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                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Agreement"), dated December 27, 1999, is made by and between C3D Inc., a Florida corporation ("Company") and Brigadier General Itzhak Yaakov ("Optionee").

         WHEREAS, Company desires to afford Optionee the opportunity to purchase shares of Company's common stock, par value $0.001 per share ("Stock"); and

         WHEREAS, Company's board of directors and compensation committee have determined that it would be in the best interests of Company to grant the option provided for herein to Optionee, in recognition of services rendered.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Grant of Option. Optionee is hereby granted an option (the "Option") to purchase at any time or from time to time, as a whole or in part, One Hundred Thousand (100,000) shares of Stock ("Option Shares") on the terms and conditions set forth in this Agreement.

2.       Termination of Option.  The Option shall terminate on June 17, 2004.

3. Purchase Price. The purchase price of the Option Shares shall be $4.00 per share ("Purchase Price").

4. Methods of Exercise. Optionee may exercise the Option by either of the following methods. Notice of exercise shall be deemed given when delivered to the Secretary or Treasurer of the Company (the "Exercise Date").

                  a. Cash Method. Optionee may exercise the Option by written notice to the Company stating (i) that the Option is being exercised pursuant to the "Cash Method," and (ii) the number of Option Shares desired to be purchased, accompanied or followed by cash, wire transfer, check, or money order in an amount equal to the aggregate Purchase Price of the Option Shares being purchased (i.e., the number of Option Shares exercised multiplied by the Purchase Price).

                  b. Cashless Method. Optionee may exercise the Option by written notice to the Company stating (i) that the Option is being exercised pursuant to the "Cashless Method," and (ii) the number of Option Shares desired to be exercised. Pursuant to an exercise using the Cashless Method, Optionee shall receive an amount of Stock (the "Cashless Stock") equal to such number of Option Shares for which the Optionee has elected to exercise the Option (the "Option Shares Exercised") multiplied by the difference between (a) the Market Price (as defined below) per share of

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                           Stock as of the Exercise Date less (b) the Purchase
                           Price, with the resultant amount divided by the Market Price. In equation form, the above calculation is represented as follows:

                                    Cashless Stock = Option Shares Exercised x
                                            (Market Price - Purchase Price)
                                    ------------------------------------------
                                                                   Market Price

                           The "Market Price" of the Stock on any particular date shall mean the last reported sale price of a share of the Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the Nasdaq National Market or Nasdaq SmallCap Market, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Stock is not then quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined in good faith by the Company's board of directors equal the fair market value per share of the Stock.

5. Transferability of Option. Subject to compliance with applicable federal and state securities laws, this Stock Option Agreement may be transferred by the Optionee with respect to any or all of the Option Shares purchasable hereunder. Upon surrender of this Stock Option Agreement to the Company, together with the assignment hereof properly endorsed, for transfer of this Stock Option Agreement as an entirety by the Optionee, the Company shall issue a new Stock Option Agreement of the same denomination to the assignee. Upon surrender of this Stock Option Agreement to the Company, together with the assignment hereof properly endorsed, by the Optionee for transfer with respect to a portion of the Option Shares purchasable hereunder, the Company shall issue a new Stock Option Agreement to the assignee, in such denomination as shall be requested by the Optionee hereof, and shall issue to such Optionee a new Stock Option Agreement covering the number of Option Shares in respect of which this Stock Option Agreement shall not have been transferred.

6. Change in Number of Shares of Stock. If and to the extent that the number of issued shares of Stock shall be increased or reduced by change in par value, split-up, reclassification, reorganization, merger, distribution of a dividend payable in stock, or the like, the number of shares of Stock subject to option and the Purchase Price may be proportionately adjusted in good faith by the Company's Board of Directors.

7. Rights prior to exercise of option. Optionee shall have no rights as a stockholder with respect to the Option Shares until payment of the Purchase Price and delivery to him of such Stock as herein provided.


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8.       Agreement binding. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective next of kin, legatees, administrators, executors, legal representatives, successors, and assigns (including remote, as well as immediate, successors to and assignees of said parties).

9. Severability. In case one or more provisions of this Agreement shall be found to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

10. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto, relating to the subject matter hereof, and cannot be amended, modified or supplemented in any respect, except by subsequent written agreement entered into by both parties.

11. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.

                                              C3D INC.


                                              By: /s/ Eugene Levich
                                                  --------------------------
                                                  Eugene Levich
                                                  President


                                              /s/ Itzhak Yaakov
                                              -------------------------------
                                              Brigadier General Itzhak Yaakov